Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BIOVIE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units consisting of (3)	457(o)	-	-	$17,250,000	$0.0001531	$2,640.98
Fees to Be Paid	Equity	(i) one share of Class A Common Stock (4)	-	-	-	-	-	-
Fees to Be Paid	Equity	(ii) one Warrant to purchase one share of Class A Common Stock (4)	-	-	-	-	-	-
Fees to Be Paid	Equity	Pre-Funded Units consisting of (3)	-	-	-	-	-	-
Fees to Be Paid	Equity	(i) one Pre-Funded Warrant to purchase one share of Class A Common Stock (4)	-	-	-	-	-	-
Fees to Be Paid	Equity	(ii) one Warrant to purchase one share of Class A Common Stock (4)	-	-	-	-	-	-
Fees to Be Paid	Equity	Shares of Class A Common Stock Underlying Warrants (3)	457(o)	-	-	$21,562,500 (5)	$0.0001531	$3,301.22
Fees to Be Paid	Equity	Shares of Class A Common Stock underlying Pre-Funded Warrants (3)	-	-	-	-	-	(3)
	Total Offering Amounts	-	-	-	-	$38,812,500	$0.0001531	$5,942.20
	Total Fee Offsets							$5,942.20
	Net Fee Due	-	-	-	-	-	-	$0

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the offering price of additional shares of Class A Common Stock, Pre-funded Warrants or Warrants or any combination thereof that the underwriters have the option to purchase to solely cover over-allotments, if any.

(3)	The proposed maximum aggregate offering price of the Units will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-Funded Units (including the common stock issuable upon exercise of the Warrants and the Pre-Funded Warrants), if any, is $17,250,000.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Warrants is equal to $21,562,500 (which is equal to 125% of the proposed maximum aggregate offering price for the Units of $17,250,000).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	BioVie Inc.	Schedule 14C	001-39015	05/14/2021		5,942.20(1)
Fee Offset Sources	BioVie Inc.	Schedule 14C	001-39015		05/14/2021						5,942.20(1)

(1)	The registrant previously filed a Preliminary Information Statement on Schedule 14C (File No. 001-39015) with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2021 (the “Schedule 14 C”). A filing fee of $344,090 was paid in connection to the filing of the Schedule 14 C pursuant to Rule 14(g) of the Securities Exchange Act of 1934, as amended. Such filing fee for the Schedule 14 C was reduced to $40,297 upon the filing of the Amendment No. 1 to the Schedule 14 C on May 10, 2021, leaving $303,792 in previously paid fees available for future offset (the “unused filings fees”). In accordance with Rule 457(b) under the Securities Act, the Company used (i) $5,078.26 to offset the filing fee payable in connection with the registration statement on Form S-8 (File No. 333-260019), filed with the SEC on October 4, 2021; (ii) $3,801.90 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-268313), filed with the SEC on November 10, 2022; (iii) $74.10 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-271054), filed with the SEC on March 31, 2023; (iv) $33,189.50 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-3 (File No. 333-274083), filed with the SEC on August 18, 2023; and (v) $3,730.85 of the unused filing fees to offset the filing fee payable in connection with the registration statement on Form S-1 (File No. 333-283394), filed with the SEC on November 21, 2024. In accordance with Rule 457(b) under the Securities Act, the registrant is using $5,942.20 of the unused filing fees to offset the filing fee payable in connection with this registration statement, no registration fee is due to be paid at this time.